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                                                                    EXHIBIT 10.5

                           UNCOMMITTED LOAN AGREEMENT

         THIS AGREEMENT is made as of June 1, 2003, between THE BANK OF TOKYO-MITSUBISHI, LTD., Seattle Branch ("Lender") and Synetics Solutions Inc. , ("Borrower").

         Section 1. The Credit.

                  1.1 Discretionary Advances. Lender has made no commitment, and is under no obligation, to lend money or otherwise extend credit to Borrower. This Agreement governs the terms of any loan (a "Loan") which Lender may in its discretion elect to make to Borrower. When Borrower wishes to obtain a Loan, its authorized representative, after conferring with Lender, shall submit a written Loan Request in the form of Exhibit A. If Lender makes the Loan requested, the terms of the request shall be binding on Borrower.

                  1.2. Terms and Conditions. Credit limits and special provisions applicable to all Loans are set forth in Exhibit B when applicable. Each Loan is subject to the terms and conditions contained in this Agreement, including Exhibit B when applicable, and in the applicable Loan Request. No Loan shall be made for a term longer than one year.

                  1.3. Manner of Payments. All payments on the Loans shall be made to Lender at its Seattle Branch (including to its account notified to Borrower in writing) and in the same currency in which funds were advanced. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days elapsed. All payments shall be made free and clear of, and without deduction or withholding for, any tax. Lender is authorized to collect any amount not paid by Borrower by set-off against any account maintained by Borrower at any banking office of Lender wherever located.

                  1.4. Interest Payments. Interest on Loans shall be payable at maturity, except that interest will be payable on demand after default.

                  1.5. Default Interest. After default a Loan shall bear interest at a rate 2% per annum above The Bank of Tokyo-Mitsubishi, Ltd. prime rate as in effect from time to time.

                  1.6. Prepayment. A Loan may be prepaid in whole or part only with Lender's prior consent. Interest accrued on any prepaid amount of principal shall be paid on the date of prepayment, together with break-funding costs as determined by Lender and notified to Borrower.

                  1.7. Evidence of Debt. The Loans shall be evidenced by Lender's books of account.

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                  1.8.     Increased Costs. If Lender in its discretion shall
determine that, by reason of a change after the date of this Agreement in any law, regulation, or order of any governmental authority or in the application thereof, (a) there is a change in the basis of taxation of payments to Lender of the principal of, or interest on, any Loan (except for taxes imposed on the overall net income of Lender and franchise or other taxes imposed generally on Lender by the jurisdiction (or any political subdivision therein) in which Lender has its principal office; or (b) any reserve, special deposit, capital maintenance, or similar requirement (including without limitation any reserve requirement under regulations of the Board of Governors of the Federal Reserve System) against assets of, deposits with, or for the account of, or credit extended by Lender or any capital adequacy requirement applicable to Lender is imposed, increased, modified, or deemed applicable; and the result of any of the foregoing is to increase the cost to Lender of maintaining the Loans or to reduce the amount of any sum received or receivable by Lender hereunder in respect thereof (and such increase or reduction shall not have been compensated by a corresponding increase in the interest rate applicable to the respective Loans), by an amount deemed by Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then Borrower shall pay to Lender, upon demand, such additional amount or amounts as will compensate Lender for those Increased Costs (all of such as determined by Lender and notified to Borrower).

         Section 2. Conditions of Lending. Lender shall make no Loan until fulfillment of the following conditions and any special conditions set forth in Exhibit B if applicable.

                  2.1. Corporate Authority. Lender shall have received in form and substance satisfactory to it (i) a copy of a resolution adopted by the board of directors of the Borrower (and certified by the appropriate corporate officer) authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and (ii) evidence of the authority and specimen signatures of the persons who have signed this Agreement who will sign the other Loan Documents on behalf of Borrower, and who will request and negotiate Loans on behalf of Borrower.

                  2.2. Security. If the Loan is to be secured, Lender shall have received evidence satisfactory to it that it has a perfected security interest of such priority, and in collateral of such types and quality and in such amounts, as Lender in its discretion deems adequate.

                  2.3. Other Documents. Lender shall have received all other documents requested by Lender in connection with the Loan.

         Section 3. Representations and Warranties. On the date of this Agreement and the date of each Loan, Borrower represents and warrants to Lender as follows. As of each such date, Borrower also makes the special representations and warranties, if any, set forth in Exhibit B.

                  3.1. Corporate Existence and Power. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Borrower's jurisdiction, and

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has full corporate power, authority and legal right to execute, deliver and perform the Loan Documents.

                  3.2. Corporate Authorization. The execution, delivery and performance by Borrower of the Loan Documents and any borrowings hereunder have been duly authorized by all necessary corporate action of Borrower.

                  3.3. Government Approvals, Etc. No government approval or filing or registration with any governmental authority is required for the making and performance by Borrower of the Loan Documents.

                  3.4. Binding Obligations, Etc. This Agreement has been duly executed and delivered by Borrower and constitutes, and each of the other Loan Documents when duly executed and delivered will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms.

                  3.5. Litigation. There are no actions, proceedings, investigations, or claims against or affecting Borrower now pending before any court, arbitrator or governmental authority (nor to the knowledge of Borrower has any thereof been threatened nor does any basis exist therefor) which if determined adversely to Borrower would be likely to have a material adverse effect on the financial condition or operations of Borrower, to impair Lender's Lien on Collateral or Borrower's rights therein, or to result in a judgment or order against Borrower (in excess of insurance coverage) for more than the Threshold Amount, except as reflected in the financial statements referred to in
Section 3.6 or otherwise previously disclosed to Lender in writing.

                  3.6. Financial Condition. The balance sheet of Borrower as at the close of the fiscal year of Borrower last ended, and the related statements of income and retained earnings of Borrower for the fiscal year then ended, copies of which have been furnished to Lender, fairly present the financial condition of Borrower as at such date and the results of operations of Borrower for the period then ended, all in accordance with generally accepted accounting principles consistently applied.

                  3.7. Title and Liens. Borrower has good and marketable title to the properties and assets reflected in its balance sheet referred to in
Section 3.6 (except such as have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of Borrower are subject to any Lien except as required or permitted by this Agreement or disclosed in the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing. All properties of Borrower and Borrower's use thereof comply with applicable zoning and use restrictions and with applicable laws and regulations relating to the environment.

                  3.8. Taxes. Borrower has filed all tax returns and reports required of it, has paid all taxes which are due and payable, and has provided adequate reserves for payment of any tax whose payment is being contested. There are no questions or disputes between Borrower and

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any governmental authority with respect to any taxes except as disclosed in the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing.

                  3.9. Other Agreements. Borrower is not in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

         Section 4. Affirmative Covenants. While any Loan is outstanding, until payment in full of each Loan and performance of all other obligations of Borrower under the Loan Documents, Borrower agrees, unless Lender shall otherwise consent in writing, to perform all of the following covenants and also the special affirmative covenants, if any, set forth in Exhibit B.

                  4.1. Use of Proceeds. Borrower will use the proceeds of each Loan exclusively for the purposes specified in Exhibit B when applicable.

                  4.2. Payments. Borrower will pay the principal of and interest on the Loans in accordance with the terms of this Agreement and the relevant Loan Request and will pay when due all other amounts payable by Borrower under the Loan Documents.

                  4.3. Preservation of Corporate Existence, Etc. Borrower will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and will qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or advisable in view of the business and operations of Borrower or the ownership of its properties.

                  4.4. Visitation Rights. At any reasonable time, and from time to time, Borrower will permit Lender to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors.

                  4.5. Keeping of Books and Records. Borrower will keep adequate records and books of account in which complete entries will be made, in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Borrower.

                  4.6. Maintenance of Property, Etc. Borrower will maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and will from time to time make all needed repairs, renewals or replacements so that the efficiency of such properties shall be fully maintained and preserved.

                  4.7. Compliance with Laws, Etc. Borrower will comply in all material respects with all laws, regulations, rules, and orders of governmental authorities applicable to Borrower or to its operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof.

                  4.8. Other Obligations. Borrower will pay and discharge before the same shall

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become delinquent all indebtedness, taxes and other obligations for which
Borrower is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon assets of Borrower.

                  4.9. Insurance. Borrower will keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and satisfactory to Lender. Borrower will on request furnish to Lender certificates of insurance or duplicate policies evidencing such coverage.

                  4.10. Financial Information. Borrower will deliver to Lender (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the balance sheet of Borrower as of the end of such fiscal year and the related statements of income and retained earnings and statement of changes in financial position of Borrower for such year, accompanied by the audit report thereon by independent certified public accountants; (b) if specified in Exhibit B, then as soon as available and in any event within 90 days after the end of each fiscal quarter of Borrower, the unaudited balance sheet and statement of income and retained earnings of Borrower as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter), accompanied by a certificate of the chief financial officer of Borrower that such unaudited balance sheet and statement of income and retained earnings have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and the results of operations of Borrower as of the end of and for such fiscal quarter; and (c) all other statements, reports and other information as Lender may reasonably request concerning the financial condition and business affairs of Borrower.

                  4.11. Notification. Promptly after learning thereof, Borrower will notify Lender of (a) any action, proceeding, investigation or claim against or affecting Borrower instituted before any court, arbitrator or governmental authority or, to Borrower's knowledge threatened to be instituted, which if determined adversely to Borrower would be likely to result in a judgment or order against Borrower (in excess of insurance coverage) for more than the Threshold Amount; (b) any substantial dispute between Borrower and any governmental authority; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower; and (d) the occurrence of any Default.

                  4.12. Additional Payments; Additional Acts. From time to time, Borrower will (a) pay or reimburse Lender on request for all expenses, including legal fees, actually incurred by Lender in connection with the preparation of the Loan Documents and the making of the Loans or the enforcement by judicial proceedings or otherwise of any of the rights of Lender under the Loan Documents; and (b) execute and deliver all such instruments (such as Uniform Commercial Code continuation statements) and to perform all such other acts as Lender may reasonably request to carry out the transactions contemplated by the Loan Documents.

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         Section 5. Negative Covenants. While any Loan is outstanding, until payment in full of the Loans and performance of all other obligations of Borrower under the Loan Documents, Borrower agrees that, unless Lender shall otherwise consent in writing, Borrower will observe and perform all of the following and also the special negative covenants, if any, set forth in Exhibit B.

                  5.1. Liquidation, Merger, Sale of Assets. Borrower shall not liquidate, dissolve or enter into any merger, consolidation, joint venture, partnership or other combination nor sell, lease, or dispose of all or any substantial portion of its business or assets or of any collateral for the Loans (excepting sales of goods in the ordinary course of business).

                  5.2. Guaranties, Etc. Borrower shall not assume, guaranty, endorse or otherwise become directly or contingently liable for any obligation or indebtedness of any other person, except by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business.

                  5.3. Liens. Borrower shall not create or assume any security interest or other lien except (a) liens in favor of Lender, (b) existing liens reflected in the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing, (c) involuntary liens, and
(d) liens to secure Indebtedness permitted by Section 5.3(d) for the deferred price of property, but only if they are limited to such property.

         Section 6. Events of Default.

                  6.1. Events of Default Defined. The occurrence of any of the following events shall constitute an "Event of Default."

                           6.1.1.   Payment Default. Borrower shall fail to pay
when due any amount of principal of or interest on the Loans or any other amount payable by it under the Loan Documents; or

                           6.1.2.   Breach of Warranty. Any representation or
warranty made or deemed made by Borrower under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made and as a result Lender reasonably believes that Borrower's financial condition or its ability to pay its debts as they come due will thereby be materially impaired; or

                           6.1.3.   Breach of Certain Covenants. Borrower shall
fail to have complied with any provision of Section 4.11 or Section 5; or

                           6.1.4.   Breach of Other Covenant. Borrower shall
fail to perform or observe any other covenant, obligation or term of any Loan Document and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Borrower by Lender; or

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                           6.1.5.   Cross-default. Borrower or Parent shall fail
(a) to pay any indebtedness when due or (b) to perform any term or covenant on its part to be performed under any agreement or instrument relating to indebtedness if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such indebtedness, or (c) any such indebtedness of Borrower or Parent shall be declared to be due and payable prior to the stated maturity thereof; or

                           6.1.6.   Voluntary Bankruptcy, Etc. Borrower or
Parent shall: (a) file a petition seeking relief for itself under Bankruptcy Law or fail timely to controvert a petition filed against it seeking relief under Bankruptcy Law; or

                           6.1.7.   Involuntary Bankruptcy, Etc. An order for
relief shall be entered against Borrower or Parent under Bankruptcy Law, which order is not stayed; or appointing a receiver, liquidator, or custodian of Borrower or Parent or of any substantial part of its property; or upon the expiration of 120 days after the filing of any involuntary petition against it seeking any of the relief specified in Section 6.1.6 or this Section 6.1.7 without the petition being dismissed prior to that time; or

                           6.1.8.   Insolvency, Etc. Borrower or Parent shall
(a) make a general assignment for the benefit of its creditors or (b) consent to the appointment of or taking possession by a receiver, liquidator, or custodian of all or a substantial part of the property of Borrower or Parent, or (c) admit its insolvency or inability to pay its debts generally as they become due, or
(d) fail generally to pay its debts as they become due; or

                           6.1.9.   Judgment. A final judgment or order for the
payment of money in excess of the Threshold Amount or which impairs Lender's Lien on collateral or Borrower's rights therein, shall be rendered against Borrower and such judgment or order shall continue unsatisfied and in effect for a period of 10 consecutive days; or

                           6.1.10.  Involuntary Liens. Any involuntary Lien in
excess of the Threshold Amount shall attach to any asset or property of Borrower which is not discharged within 60 days after such attachment or within 30 days after notice from Lender, whichever first occurs; or

                           6.1.11.  Special Events of Default. There shall occur
any event specified in Exhibit B as a "Special Event of Default."

                  6.2. Consequences of Default. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Lender may at its option declare the principal of and the interest on the Loans and all other sums payable by Borrower under the Loan Documents to be immediately due and payable, whereupon the same shall become immediately due and payable without protest, presentment, notice or demand, all of which Borrower expressly waives.

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         Section 7. Miscellaneous.

                  7.1. No Waiver; Remedies Cumulative. No failure by Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default nor prejudice the right of Lender in the exercise of any right hereunder or thereunder, unless in the exercise of such right, all obligations of Borrower under the Loan Documents are paid in full. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

                  7.2. Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Oregon (excluding its conflict of laws rules).

                  7.3. Consent to Jurisdiction; Waiver of Immunities. Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Portland, Oregon, in any action or proceeding brought to enforce or otherwise arising out of or relating to any Loan Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

                  7.4. Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by facsimile transmission and shall be mailed (with air mail postage prepaid) or sent by air courier (with air freight prepaid) or delivered to each party by hand or facsimile transmission at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

                  7.5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, except that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer purported to be made without such consent shall be ineffective.

                  7.6. Reliance. Lender shall be entitled to rely, without liability, on any telephonic, written, or facsimile communication it believes in good faith to be genuine.

                  7.7. Termination. This Agreement may be terminated by either party by notice to the other and will in any event terminate five years after the date hereof, but no termination shall affect the obligations of Borrower under this Agreement with respect to Loans outstanding

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at the time of termination.

                  7.8. Entire Agreement; Amendment. The Loan Documents comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and Lender. No provision of any Loan Document may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

         Section 8. Definitions.

         Certain Defined Terms. As used in this Agreement, including Exhibit B when applicable, the following terms have the following meanings, which apply to both the singular and plural forms of the terms defined:

                           "Bankruptcy Law" means any now existing or future
applicable bankruptcy, insolvency, or other similar law of any jurisdiction providing for the reorganization, winding up, liquidation, or discharge of debtors or an arrangement, composition, extension, or adjustment with creditors, including Title 11 of the United States Code as now constituted or hereafter amended.

                           "Default" means an Event of Default or other event
which, with notice or lapse of time or both, would constitute an Event of Default.

                           "Event of Default" has the meaning defined in Section
6.1.

                           "Loan" means a loan by Lender to Borrower pursuant to
Section 1.

                           "Loan Document" means and includes this Agreement,
all Loan Requests, and all security documents and other documents executed and delivered by Borrower to Lender pursuant to Section 2.2 or Section 2.3.

                           "Loan Request" means a loan request in the form of
Exhibit A sent by Lender to Borrower pursuant to Section 1.3.

                           "Parent" has the meaning specified in Exhibit B when
applicable.

                           "Threshold Amount" has the meaning specified in
Exhibit B when applicable.

                           Accounting Terms. Except as otherwise provided
herein, accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

                  "UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING

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                  LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL,
                  FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE," OREGON REVISED STATUTES 41.580 (3) (a)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

     LENDER:                                         BORROWER:

     The Bank of Tokyo-Mitsubishi, Ltd.,             Synetics Solutions Inc.
     Seattle Branch

                                                           SIGNATURE  ----
                                                            VERIFIED   MR
                                                                      ----

     By:      /s/                                    By: /s/ KOKI NAKAMURA
         ----------------------------------------        ----------------------

              Its:  General Manager                        Its: Chairman and CEO

     Address: c/o Portland Branch, 1211 SW           Address: 18870 NE Riverside
     5th Avenue, Suite 2300 Portland, OR             Parkway, Portland, OR 97230
     97204

     Attn: Corporate Banking Dept.                   Attn: Hiroshi Yoshio

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                                    EXHIBIT B

                               SPECIAL PROVISIONS

         These special provisions supplement the Uncommitted Loan Agreement dated June 1, 2003 between The Bank of Tokyo-Mitsubishi, Seattle Branch ("Lender") and Synetics Solutions Inc. (Borrower"). Capitalized terms used and not defined in this Exhibit B have the respective meanings defined in the Loan Agreement.

Credit limits: No Loan may exceed US$7,000,000.00 or its equivalent and the total principal amount of Loans and any other credits outstanding at any time shall not exceed US$7,000,000.00 or its equivalent (the "Credit Limit").

Parent: Yaskawa Electric Corporation

Facility Fee: On account of Lender's willingness to be prepared to consider requests to borrow from Borrower, but without prejudice to the uncommitted nature of the facility under which Lender may make or decline to make Loans in its sole discretion, Borrower shall pay to Lender a facility fee on the daily amount of the above-mentioned Credit Limit which is unutilized, computed on a monthly basis in arrears on the last Business Day of each calendar month in accordance with the following schedule (expressed as a percentage per annum) and payable within 2 Business Days of the Lender's invoice therefor:

No fee (0%) when the aggregate Loan balance is $5,000,000 or more.

0.10% when the aggregate Loan balance is $3,000,000 or more and less than $5,000,000.

0.25% when the aggregate Loan balance is less than $3,000,000.

The computation of the facility fee shall be made on the basis of a 360-day year and actual days elapsed.

Agreed: Synetics Solutions Inc., as Borrower

                                    SIGNATURE  ----
                                    VERIFIED    MR
                                               ----

                  By: /s/ KOKI NAKAMURA
                      -----------------

                  Name/Title: Koki Nakamura/Chairman and CEO